UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 3, 2005
(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	0-24218 (Commission File Number)	95-4782077 (IRS Employer Identification Number)

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6922 Hollywood Boulevard
12th Floor
Los Angeles, California 90028
(Address of principal executive offices) (Zip Code)

(323) 817-4600
(Registrant’s telephone number, including area code)

Not applicable
         (Former name or former address, if changed since last report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     |_|         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     |_|         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On January 3, 2005, Gemstar-TV Guide International, Inc. (the “Company”) entered into a First Amendment to Employment Agreement with John Loughlin (the “Amendment”). The Amendment revises Mr. Loughlin’s Employment Agreement dated as of September 9, 2002 (the “Agreement”) to provide that (1) Mr. Loughlin will, during the course of his employment as President of TV Guide Publishing Group, have such other duties and responsibilities as are consistent with those generally performed by the president of a company as the Chief Executive Officer and/or the executive Chairman of the Board of Directors of the Company will determine from time to time, (2) for the term of the Agreement, Mr. Loughlin will report to the Chief Executive Officer of the Company and/or the executive Chairman of the Board of Directors of the Company as the Company elects from time to time, and (3) the Agreement’s definition of Good Reason includes the situation in which the Company requires Mr. Loughlin to report directly to any officer other than the Chief Executive Officer and/or the executive Chairman of the Board of Directors of the Company without Mr. Loughlin’s consent. The foregoing summary is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

         Exhibit
         Number            Description

             10.1               First Amendment to Employment Agreement, dated as of January 3, 2005, between the Company and John Loughlin.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC. By: /s/ Charles B. Ammann —————————————— Charles B. Ammann Senior Vice President and Deputy General Counsel

Date:  January 6, 2005

EXHIBIT INDEX

         Exhibit
         Number            Description

             10.1               First Amendment to Employment Agreement, dated as of January 3, 2005, between the Company and John Loughlin.